Exhibit 99.1

Blackbaud, Inc. Announces Third Quarter 2007 Results and Fourth Quarter 2007 Dividend

CHARLESTON, S.C. – November 1, 2007 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its third quarter ended September 30, 2007.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We were pleased with the Company’s overall performance in the third quarter, which was highlighted by revenue and profitability that was above the high-end of our expectations. Demand for our solutions continues to be solid, and we believe our overall market opportunity remains largely under penetrated, as evidenced by the continuing addition of new customers across all segments of our market. At the same time we are also seeing success, as we have historically, in selling additional solutions to our large base of almost 19,000 customers.”

Chardon added, “During the third quarter, the contribution to our results from our most recent acquisitions, the Target Companies and eTapestry, continued to be very strong, with each generating better than expected revenue performance. Equally as important from a long-term perspective, we continue to be encouraged by the growing interest levels we are seeing for our new Enterprise CRM and Direct Marketing solutions.”

For the quarter ended September 30, 2007, Blackbaud reported total revenue of $67.8 million, an increase of 36% compared with the third quarter of 2006. License revenue increased 9% to $8.5 million, subscriptions increased 154% to $7.1 million, services revenue increased 55% to $26.3 million, and maintenance revenue increased 16% to $24.0 million, compared with the same period in 2006.

Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (“GAAP”), were $15.3 million and $8.8 million, respectively, for the third quarter of 2007 compared with income from operations of $13.6 million and net income of $8.4 million in the same period last year. GAAP diluted earnings per share were $0.20 for the quarter ended September 30, 2007, compared with GAAP diluted earnings per share of $0.19 in the same period last year.

For the quarter ended September 30, 2007, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $17.7 million, an increase from $15.7 million in the prior year period and above the high-end of the Company’s previously issued guidance range and represented a non-GAAP operating margin of 26%. Non-GAAP net income was $10.5 million for the quarter ended September 30, 2007, an increase from $9.8 million in the same period last year. Non-GAAP diluted earnings per share were $0.23 for the quarter ended September 30, 2007, an increase from $0.22 in the prior year period and at the high-end of Blackbaud’s previously issued guidance.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash from operations for the quarter ended September 30, 2007 was $30.5 million, an increase of 18% over the $25.7 million generated in the same period last year.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “We were pleased with the progress of integrating the Target Companies and eTapestry acquisitions during the quarter, which were key factors driving the better-than-expected operating profitability results. In addition, subscription-based services continue to be the highest growth portion of Blackbaud’s business, enhancing the Company’s long-term business model and revenue visibility.”

Fourth Quarter Dividend

Blackbaud announced today that its Board of Directors has declared a fourth quarter dividend of $0.085 per share payable on December 14, 2007 to stockholders of record on November 28, 2007.

Conference Call Details

Blackbaud will host a conference call today, November 1, 2007, at 5:00 p.m. (Eastern Time) to discuss Blackbaud’s financial results, operations and related matters. To access this call, dial 888-263-2905 (domestic) or 913-312-0697(international). A replay of this conference call will be available through November 8, 2007, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 8344025. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 19,000 organizations — including the American Red Cross, Dartmouth College, the WGBH Educational Foundation, Episcopal High School, Lincoln Center, Cancer Research UK, Special Olympics, and Arthritis Foundation — use one or more of Blackbaud products and services for fundraising, constituent relationship management, financial management, direct marketing, school administration, ticketing, business intelligence, website management, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Canada, the United Kingdom, and Australia. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of recently acquired companies and other risks associated with acquisitions; risk associated with successful implementation of multiple integrated software products; lengthy sales and implementation cycles, particularly in larger organizations; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at http:www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross profit, non-GAAP operating income and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with amortization of intangibles arising from business combinations, stock-based compensation expense and certain tax-related adjustments.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Milonas

Blackbaud, Inc.

melanie.milonas@blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	September 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$16,182	$67,783
Cash, restricted	—	518
Accounts receivable, net of allowance of $1,965 and $1,268 at September 30, 2007 and December 31, 2006, respectively	41,639	29,505
Prepaid expenses and other current assets	9,854	8,507
Deferred tax asset, current portion	4,042	5,318

Total current assets	71,717	111,631
Property and equipment, net	14,894	10,524
Deferred tax asset	53,568	62,302
Goodwill	58,530	2,518
Intangible assets, net	38,764	7,986
Other assets	489	48

Total assets	$237,962	$195,009

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$5,611	$5,863
Accrued expenses and other current liabilities	20,137	16,047
Deferred acquisition costs, current portion	—	518
Capital lease obligations, current portion	551	—
Short-term debt	11,515	—
Deferred revenue	93,975	75,078

Total current liabilities	131,789	97,506
Deferred acquisition costs, noncurrent	—	271
Capital lease obligations, noncurrent	693	—
Deferred revenue, noncurrent	2,718	1,874
Other noncurrent liabilities	1,015	—

Total liabilities	136,215	99,651

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 49,627,834 and 49,205,522 shares issued at September 30, 2007 and December 31, 2006, respectively	50	49
Additional paid-in capital	97,949	88,409
Deferred compensation
Treasury stock, at cost; 5,380,923 and 4,743,895 shares at September 30, 2007 and December 31, 2006, respectively	(84,084)	(69,630)
Accumulated other comprehensive income	262	232
Retained earnings	87,570	76,298

Total stockholders’ equity	101,747	95,358

Total liabilities and stockholders’ equity	$237,962	$195,009

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2007	2006	2007	2006
Revenue
License fees	$8,549	$7,826	$27,646	$24,281
Services	26,341	17,014	66,873	46,423
Maintenance	24,015	20,790	69,615	59,748
Subscriptions	7,063	2,783	17,395	7,534
Other revenue	1,867	1,373	5,496	3,991

Total revenue	67,835	49,786	187,025	141,977

Cost of revenue
Cost of license fees	699	514	1,979	1,694
Cost of services	14,583	8,641	40,305	24,899
Cost of maintenance	4,298	3,272	12,537	9,930
Cost of subscriptions	2,727	658	6,841	1,775
Cost of other revenue	1,736	1,246	4,872	3,751

Total cost of revenue	24,043	14,331	66,534	42,049

Gross profit	43,792	35,455	120,491	99,928

Operating expenses
Sales and marketing	14,616	10,251	41,756	30,072
Research and development	7,253	5,742	21,006	17,652
General and administrative	6,436	5,716	19,172	16,804
Amortization	143	190	325	509

Total operating expenses	28,448	21,899	82,259	65,037

Income from operations	15,344	13,556	38,232	34,891
Interest income	155	492	682	865
Interest expense	(320)	(12)	(1,066)	(36)
Other (expense), net	(343)	(64)	(420)	(196)

Income before provision for income taxes	14,836	13,972	37,428	35,524
Income tax provision	6,028	5,536	14,661	13,880

Net income	$8,808	$8,436	$22,767	$21,644

Earnings per share
Basic	$0.20	$0.19	$0.52	$0.50
Diluted	$0.20	$0.19	$0.51	$0.49

Common shares and equivalents outstanding
Basic weighted average shares	43,557,370	43,438,730	43,524,815	43,182,585
Diluted weighted average shares	44,526,524	44,679,274	44,510,155	44,589,575
Dividends per share	$0.085	$0.070	$0.255	$0.210

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30,
(in thousands)	2007	2006
Cash flows from operating activities
Net income	$22,767	$21,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,771	2,693
Provision for doubtful accounts and sales returns	2,275	1,080
Stock-based compensation expense	4,868	5,900
Amortization of deferred financing fees	50	36
Deferred taxes	7,961	8,282
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(6,592)	(4,871)
Prepaid expenses and other assets	(562)	161
Trade accounts payable	(1,035)	(593)
Accrued expenses and other current liabilities	997	178
Deferred revenue	13,342	10,850

Net cash provided by operating activities	49,842	45,360

Cash flows from investing activities
Purchase of property and equipment	(4,731)	(2,294)
Purchase of net assets of acquired companies	(84,434)	(6,095)

Net cash used in investing activities	(89,165)	(8,389)

Cash flows from financing activities
Proceeds from issuance of debt	48,000	—
Proceeds from exercise of stock options	2,402	6,044
Excess tax benefit on exercise of stock options	2,304	5,568
Payments on debt	(38,422)	—
Payments of deferred financing fees	(418)	—
Payments on capital lease obligations	(335)	—
Purchase of treasury stock	(14,454)	(7,836)
Dividend payments to stockholders	(11,259)	(9,174)

Net cash used in financing activities	(12,182)	(5,398)

Effect of exchange rate on cash and cash equivalents	(96)	5

Net (decrease) increase in cash and cash equivalents	(51,601)	31,578
Cash and cash equivalents, beginning of period	67,783	22,683

Cash and cash equivalents, end of period	$16,182	$54,261

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
GAAP revenue	$67,835	$49,786	$187,025	$141,977

GAAP gross profit	$43,792	$35,455	$120,491	$99,928

Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	274	152	733	499
Add back: Amortization of intangibles from business combinations (see table below)	826	—	2,047	—

Non-GAAP gross profit	$44,892	$35,607	$123,271	$100,427

Non-GAAP gross margin	66%	72%	66%	71%

GAAP income from operations	$15,344	$13,556	$38,232	$34,891
Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	1,357	1,924	4,868	5,900
Add back: Amortization of intangibles from business combinations (see table below)	969	190	2,372	509

Total Non-GAAP adjustments	2,326	2,114	7,240	6,409

Non-GAAP income from operations	$17,670	$15,670	$45,472	$41,300

Non-GAAP operating margin	26%	31%	24%	29%

GAAP net income	$8,808	$8,436	$22,767	$21,644
Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	2,326	2,114	7,240	6,409
Add back: Tax impact related to Non-GAAP adjustments	(665)	(738)	(2,759)	(2,474)

Non-GAAP net income	$10,469	$9,812	$27,248	$25,579

GAAP shares used in computing diluted earnings per share	44,527	44,679	44,510	44,590
Non-GAAP adjustments:
Add back: Incremental shares related to dilutive securities	319	300	379	300

Shares used in computing Non-GAAP diluted earnings per share	44,846	44,979	44,889	44,890

Non-GAAP diluted earnings per share	$0.23	$0.22	$0.61	$0.57

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$187	$122	$526	$402
Cost of maintenance	52	26	151	84
Cost of subscriptions	35	4	56	13

Subtotal	274	152	733	499
Operating expenses
Sales and marketing	23	193	544	633
Research and development	260	183	795	562
General and administrative	800	1,396	2,796	4,206

Subtotal	1,083	1,772	4,135	5,401

Total stock-based compensation expense	1,357	1,924	4,868	5,900

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$43	$—	$110	$—
Cost of services	318	—	851	—
Cost of maintenance	110	—	291	—
Cost of subscriptions	327	—	730	—
Cost of other revenue	28	—	65	—

Subtotal	826	—	2,047	—

Operating expenses	143	190	325	509

Total amortization of intangibles from business combinations	969	190	2,372	509